UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015
FUEL TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item       5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2015, the Board of Directors (the “Board”) of Fuel Tech, Inc., a Delaware corporation (the “Company”) adopted and approved the Company’s Amended and Restated By-Laws (the “Amended and Restated By-Laws”).
The amendments incorporated in Article II and Article III of the Amended and Restated By-Laws establish an orderly and efficient process for stockholders seeking to propose business or nominate directors at an annual or special meeting of the Company’s stockholders. As part of the process, stockholders seeking to propose business or nominate directors at any meeting of the Company’s stockholders must provide information relevant to the Company’s and stockholders’ evaluation of the proposed business or nomination.
A forum selection provision was added to Article VI of the Amended and Restated By-Laws. Pursuant to the forum selection provision, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the United Stated District Court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought by or in the name of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or affiliate of the Company to the Company or to the Company’s stockholders; (c) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended and Restated By-Laws (each as may be amended from time to time); or (d) any action asserting a claim against the Company governed by the internal affairs doctrine. Furthermore, Article VI, Section 6.10 of the Amended and Restated By-Laws provides that, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
In addition, further amendments incorporated in the Amended and Restated By-Laws include provisions (i) establishing an orderly and efficient process for stockholders to request a record date for determining the stockholders entitled to take action by written consent without a meeting of the stockholders, (ii) providing that only the Board is authorized to determine the size of, and fill vacancies on, the Board and (iii) regarding the procedures for conducting stockholder meetings and other technical changes to the Company’s By-Laws.
The description set forth above regarding the Company’s Amended and Restated By-Laws is qualified in its entirety by reference to the full text of such Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item       9.01.    Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Fuel Tech, Inc., dated as of May 28, 2015.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL TECH, INC.

Date: June 1, 2015	By:	/s/ Albert G. Grigonis
	Name:	Albert G. Grigonis
	Title	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Fuel Tech, Inc., as amended through May 28, 2015.